Exhibit 99.3

BONANZA CREEK ENERGY, INC.

Letter to Clients
for

Tender of All Outstanding
6.75% Senior Notes due 2021
in Exchange for Registered
6.75% Senior Notes due 2021

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON          , 2013, UNLESS SOONER TERMINATED OR EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE “EXPIRATION DATE”). OUTSTANDING NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Our Clients:

We are enclosing with this letter a prospectus dated           , 2013 of Bonanza Creek Energy, Inc. (the “Company”) and the related letter of transmittal. These two documents together constitute the Company’s offer to exchange its 6.75% Senior Notes due guaranteed on a senior unsecured basis by each of our existing and future subsidiaries that incur or guarantee certain indebtedness including indebtedness  under our revolving credit facility (the “Exchange Notes”), the issuance of which has been registered under the Securities Act of 1933 (the “Securities Act”), for a like principal amount of its issued and outstanding unregistered 6.75% Senior Notes due 2021 guaranteed on a senior unsecured basis by each of our existing and future subsidiaries that incur or guarantee certain indebtedness including indebtedness  under our revolving credit facility (the “Outstanding Notes”).

The exchange offer is not conditioned upon any minimum aggregate principal amount of Outstanding Notes being tendered for exchange.

We are the holder of record of Outstanding Notes held by us for your own account. A tender of your Outstanding Notes held by us can be made only by us as the record holder according to your instructions. The letter of transmittal is furnished to you for your information only and cannot be used by you to tender Outstanding Notes held by us for your account.

We request instructions as to whether you wish to tender any or all of the Outstanding Notes held by us for your account under the terms and conditions of the exchange offer. We also request that you confirm that we may, on your behalf, make the representations contained in the letter of transmittal.

Pursuant to the letter of transmittal, each holder of Outstanding Notes will represent to the Company and the guarantors that:

•                                          any Exchange Notes received are being acquired in the ordinary course of business of the person receiving such Exchange Notes;

•                                          such person does not have an arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of Exchange Notes to be received in the Exchange Offer in violation of the provisions of the Securities Act;

•                                          such person is not an “affiliate,” as defined in Rule 405 under the Securities Act, of the Company or any guarantor, or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•                                          if such person is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Notes;

•                                          if such person is a broker-dealer, the Outstanding Notes that were acquired by such broker-dealer for its own account as a result of market-making activities or other trading activities, and it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus (provided that, by so acknowledging and by delivering a Prospectus, such broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act);

•                                          if such person is a broker-dealer, it did not purchase the Outstanding Notes to be exchanged for the Exchange Notes from the Company or any guarantor; and

•                                          such person is not acting on behalf of any person or entity who could not truthfully and completely make the foregoing representations.

Very truly yours,

BONANZA CREEK ENERGY, INC.

Please return your instructions to us in the enclosed envelope within ample time to permit us to submit a tender on your behalf prior to the Expiration Date of the exchange offer.

INSTRUCTION TO DTC PARTICIPANT

To Participant of The Depository Trust Company:

The undersigned hereby acknowledges receipt and review of the prospectus dated           , 2013 of Bonanza Creek Energy, Inc. and the related letter of transmittal. These two documents together constitute the Company ‘s offer to exchange its 6.75% Senior Notes due 2021 guaranteed on a senior unsecured basis by each of our existing and future subsidiaries that incur or guarantee certain indebtedness including indebtedness  under our revolving credit facility (the “Exchange Notes”), the issuance of which has been registered under the Securities Act of 1933, for a like principal amount of its issued and outstanding unregistered 6.75% Senior Notes due 2021 guaranteed on a senior unsecured basis by each of our existing and future subsidiaries that incur or guarantee certain indebtedness including indebtedness  under our revolving credit facility (the “Outstanding Notes”).

This will instruct you, the registered holder and DTC participant, as to the action to be taken by you relating to the exchange offer for the Outstanding Notes held by you for the account of the undersigned.

OUTSTANDING NOTES

The aggregate principal amount of the Outstanding Notes held by you for the account of the undersigned is (fill in amount):

$

With respect to the exchange offer, the undersigned hereby instructs you (check appropriate box):

☐    To TENDER all Outstanding Notes held by you for the account of the undersigned.

☐           To TENDER the following amount of Outstanding Notes held by you for the account of the undersigned:

$

☐    NOT to TENDER any Outstanding Notes held by you for the account of the undersigned.

If no box is checked, a signed and returned Instruction to DTC Participant will be deemed to instruct you to tender all Outstanding Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations contained in the letter of transmittal that are to be made with respect to the undersigned as a beneficial owner, including, but not limited to, the representations that:

•                              any Exchange Notes received are being acquired in the ordinary course of business of the undersigned;

•                              the undersigned does not have an arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of Exchange Notes to be received in the Exchange Offer in violation of the provisions of the Securities Act;

•                              the undersigned is not an “affiliate,” as defined in Rule 405 under the Securities Act, of the Company or any guarantor, or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•                              if the undersigned is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Notes;

•                              if the undersigned is a broker-dealer, the Outstanding Notes that were acquired by the undersigned for its own account as a result of market-making activities or other trading activities, and it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus (provided that, by so acknowledging and by delivering a Prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act);

•                              if the undersigned is a broker-dealer, it did not purchase the Outstanding Notes to be exchanged for the Exchange Notes from the Company or any guarantor; and

•                              the undersigned is not acting on behalf of any person or entity who could not truthfully and completely make the foregoing representations.

SIGN HERE

Name of beneficial owner(s):

Signature(s):

Name(s) (please print):

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date: